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                                  EXHIBIT 99.1






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PEOPLES-SIDNEY FINANCIAL CORPORATION
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CORNER COURT STREET AND OHIO AVENUE * P.O. BOX 727 * SIDNEY, OHIO 45365
EXECUTIVE OFFICES * TEL. (937) 492-6129 * FAX.(937) 498-4554


FOR MORE INFORMATION CONTACT:                          FOR IMMEDIATE RELEASE
Douglas Stewart, President                             July 25, 1997
(937) 492-6129


                      PEOPLES-SIDNEY FINANCIAL CORPORATION

                          ANNOUNCES YEAR END EARNINGS

Sidney, Ohio, July 25 ...... Douglas Stewart, President of Peoples-Sidney
Financial Corporation (NASDAQ "PSFC") the holding company for Peoples Federal Savings and Loan Association, announced today the company's year end financial results.

Net income was $564,000 for the twelve months ended June 30, 1997, compared to $852,000 for the twelve months ended June 30, 1996. The decrease was attributed to the one time SAIF deposit insurance assessment of $456,000 which resulted in a net tax effect of $301,000 on income. Absent the SAIF assessment, net income would have improved by $13,000 or 1.5% over the previous year.

The Corporation had earnings per share of $.09 for the quarter ended June 30, 1997. The company converted from a federal mutual to a federal stock savings institution on April 25, 1997. Accordingly, earnings per share for the period ended June 30, 1997 was computed based on net income of the Corporation since April 25, 1997.

The Corporation had $103,000,000 in assets and $25,000,000 in stockholder's equity as of June 30, 1997.

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PSFC/YEAR-END
CONTACT: DOUGLAS STEWART PRESIDENT
         (937) 492-6129

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Peoples Federal Savings and Loan Association was founded in 1886 and serves
Shelby and surrounding counties in Ohio. The company exceeds all regulatory capital standards imposed by the Federal Government.

Peoples-Sidney Financial Corporation shares are traded on The NASDAQ Stock Market under the symbol "PFSC".